                                                                       EXHIBIT 3

THIS WARRANT AND THE UNDERLYING COMMON STOCK HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. NEITHER THIS WARRANT, NOR ANY PORTION THEREOF OR INTEREST THEREIN, MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED AND QUALIFIED IN ACCORDANCE WITH SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

                       VITAFORT INTERNATIONAL CORPORATION

                              WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                              AS HEREIN DESCRIBED

                        Dated:  as of December 31, 1998

                    This certifies that, for value received

                         NAME:  TERRA HEALTHY LIVING, LTD.

                         ADDRESS:  PASEA ESTATE
                                   P.O. BOX 958
                                   ROAD TOWN TORTOLA, BVI

or registered assigns (the "Holder") are entitled, subject to the terms set forth herein, to purchase from Vitafort International Corporation (the "Company"), a Delaware corporation, having its offices at 1800 Avenue of the Stars, Los Angeles, California 94941, Five Hundred Thousand (500,000) shares of the Company's common stock subject to adjustment as set forth herein.

     1.   As used herein:

          (a) "Common Stock" or "Common Shares" shall initially refer to the Company's common stock including Underlying Securities, as more fully set forth in Section 5 hereof.

          (b) "Warrant Price" or "Common Share Price" shall be Twenty-five Cents ($.25).

          (c) "Underlying Securities" or "Underlying Shares" or "Underlying Stock" shall refer to the Common Shares or other securities or property issuable or issued upon exercise of the Warrant.

     2. (a) The purchase rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to less than a whole Common Share), at any time, and from time to time, during the period commencing this date, until December 31, 2003 (the "Expiration Date"), by the presentation of this Warrant, with the purchase form attached duly executed, at the Company's office (or such office or agency of the Company as it may designate in writing to the Holder hereof by notice pursuant to the terms hereof), specifying the number of Common Shares as to which the Warrant is being exercised, and upon payment by the Holder to the Company in cash or by certified check or bank draft, in an amount equal to the Warrant Price times the number of Common Shares then being purchased hereunder. Notwithstanding the foregoing, on December 31, 1999, all accrued interest on the $2,065,000 promissory note issued to Terra Healthy Living by the Company shall be credited to Terra Healthy Living and used to exercise as much of this Warrant as is possible based on the amount of accrued interest through December 31, 1999.

          (b) The Company agrees that the Holder hereof shall be deemed the record owner of such Underlying Securities as of the close of business on the date on which this Warrant shall have been presented and payment made for such Underlying Securities as aforesaid. Certificates for the Underlying Securities so obtained shall be delivered to the Holder hereof within a reasonable time, not exceeding seven (7) days, after the rights represented by this Warrant shall have been so exercised. If this Warrant shall be exercised in part only or transferred in part subject to the provisions herein, the Company shall, upon surrender of this Warrant for cancellation or partial transfer, deliver a new Warrant evidencing the rights of the Holder hereof to purchase the balance of the Underlying Shares which such Holder is entitled to purchase hereunder.

          (c) Conversion. At any time after the expiration of the Registration Period as defined in the Registration Rights Agreement dated as of December 31, 1998 between the Holder and the Company and provided that the shares of Warrant Stock issuable upon the exercise of this Warrant are not then otherwise subject to an effective registration statement under the Securities At of 1933, as amended, the Holder may convert this Warrant (the "Conversion Right"), in whole or in part, into the number of Warrant Shares (less the number of Warrant Shares as to which this Warrant has previously been exercised or as to which the Conversion Right has previously been exercised) calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto duly executed) at the principal office of the Company specifying the number of Warrant Shares into which the Holder desires to convert this
Warrant:
                              Y  (A-B)
                              --------
                      X =         A
          where:    X =  the number of shares of Warrant Stock to be
                         issued to the Holder;

                    Y = the number of shares of Warrant Stock subject to this Warrant for which the Conversion Right is being exercised;

                    A = the Market Price of the Warrant Stock (as defined below), determined as of the trading day immediately preceding the date of exercise of the Conversion Right; and

                    B =  the Warrant Price.

          For purposes hereof, the term "Market Price of the Warrant Stock" means the average of the closing sales prices of the Warrant Stock on all securities exchanges on which the Warrant may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Warrant Stock is not so listed, the average of the representative bid and asked prices quoted in The Nasdaq Stock Market, Inc. as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in The Nasdaq Stock Market, Inc., the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Market Price of the Warrant Stock is being determined and the 20 consecutive business days prior to such day. If at any time the Warrant Stock is not listed on any securities exchange , the Market Price of the Warrant Stock shall be determined by agreement between the Company and the Holder.

     3. Subject to the provisions of the various restrictions contained or incorporated herein, (i) this Warrant is exchangeable at the option of the Holder at the aforesaid office of the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of Common Shares as are purchasable hereunder; and (ii) this Warrant may be divided or combined with other Warrants which carry the same rights, in either case, upon presentation hereof at the aforesaid office of the Company together with a written notice, signed by the Holder hereof, specifying the names and denominations in which new Warrants are to be issued, and the payment of any transfer tax due in connection therewith.

     4. Subject and pursuant to the provisions of this Section 4, the Warrant Price and number of Common Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter in this Section 4.

          (a) If the Company shall at any time subdivide its outstanding Common Shares by recapitalization, reclassification, stock dividend, or split-up thereof or other means, the number of Common Shares subject to this Warrant immediately prior to such subdivision shall be proportionately increased and the Warrant Price shall be proportionately decreased, and if the Company shall at any time combine the outstanding Common Shares by recapitalization, reclassification or combination thereof or other means, the number of Common Shares subject to this Warrant immediately prior to such combination shall be proportionately decreased and the Warrant Price shall be proportionately increased. Any such adjustment and adjustment to the Warrant Price shall become effective at the close of business on the record date for such subdivision or combination.

          (b) If the Company after the date hereof shall distribute to all of the holders of its Common Shares any securities including, but not limited to Common Shares, or other assets (other than a cash distribution made as a dividend payable out of earnings or out of any earned surplus legally available for dividends under the laws of the jurisdiction of incorporation of the Company), the Board of Directors shall be required to make such equitable adjustment in the Warrant Price and the type and/or number of Underlying Securities in effect immediately prior to the record date of such distribution as may be necessary to preserve to the Holder of this Warrant rights substantially proportionate to and economically equivalent to those enjoyed hereunder by such Holder immediately prior to the happening of such distribution. Any such adjustment made reasonably and in good faith by the Board of Directors shall be final and binding upon the Holders and shall become effective as of the record date for such distribution.

          (c) No adjustment in the number of Common Shares subject to this Warrant or the Warrant Price shall be required under this Section 4 unless such adjustment would require an increase or decrease in such number of shares of at least 1% of the then adjusted number of Common Shares issuable upon exercise of the Warrant, provided, however, that any adjustments which by reason of the foregoing are not required at the time to be made shall be carried forward and taken into account and included in determining the amount of any subsequent adjustment. If the Company shall make a record of the Holders of its Common Shares for the purpose of entitling them to receive any dividend or distribution and legally abandon its plan to pay or deliver such dividend or distribution then no adjustment in the number of Common Shares subject to the Warrant shall be required by reason of the making of such record.

          (d) In case of any capital reorganization or reclassification or change of the outstanding Common Shares (exclusive of a change covered by Section 4(a) hereof or which solely affects the par value of such Common Shares) or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, change, capital reorganization or change in the ownership of the outstanding Common Shares), or in the case of any sale or conveyance or transfer of all or substantially all of the property of the Company and in connection with which the Company is dissolved, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Warrant Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property receivable upon such reclassification, change, capital reorganization, merger or consolidation, or upon the dissolution following any sale or other transfer, by a holder of the number of Common Shares of the Company equal to the number of common shares obtainable upon exercise of this Warrant immediately prior to such event; and if any reorganization, reclassification, change, merger, consolidation, sale or transfer also results in a change in Common Shares covered by Section 4(a), then such adjustment shall be made pursuant to both this Section 4(d) and Section 4(a). The provisions of this Section 4(d) shall similarly apply to successive reclassification, or capital reorganizations, mergers or consolidations, changes, sales or other transfers.

          (e) The Company shall not be required to issue fractional Common Shares upon any exercise of this Warrant. As to any final fraction of a Common Share which the Holder of this Warrant would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the market value of a share of such stock on the business day preceding the day of exercise or book value as determined by the Company's independent public accountants if not publicly traded. The Holder of this Warrant, by his acceptance hereof, expressly waives any right to receive any fractional shares of stock upon exercise of this Warrant.

          (f) As used herein, the current market price ("Market Price") per share at any date shall be the price of Common Shares on the business day immediately preceding the event requiring an adjustment hereunder and shall be
(A) if the principal trading market for such securities is an exchange or the NASDAQ National Market, the closing price on such exchange or the NASDAQ National Market on such day provided if trading of such Common Shares is listed on any consolidated tape, the price shall be the closing price set forth on such consolidated tape or (B) if the principal market for such securities is the over-the-counter market, the high bid price on such date as set forth by the NASDAQ Small Cap Market or the NASDAQ Electronic Bulletin Board or, if the security is not quoted on either the NASDAQ Small Cap Market or the NASDAQ Electronic Bulletin Board, the high bid price as set forth in the NATIONAL QUOTATION BUREAU sheet listing such securities for such day. Notwithstanding the foregoing, if there is no reported closing price or high bid price, as the case may be, on a date prior to the event requiring an adjustment hereunder, then the current market price shall be determined as of the latest date prior to such day for which such closing price or high bid price is available.

          (g) Irrespective of any adjustments pursuant to this Section 4 in the Warrant Price or in the number, or kind, or class of shares or other securities or other property obtainable upon exercise of this Warrant, and without impairing any such adjustment the certificate representing this Warrant may continue to express the Warrant Price and the number of Common Shares obtainable upon exercise at the same price and number of Common Shares as are stated herein.

          (h) Until this Warrant is exercised, the Underlying Shares, and the Warrant Price shall be determined exclusively pursuant to the provisions hereof.

     5. For the purposes of this Warrant, the terms "Common Shares" or "Common Stock" shall mean (i) the class of stock designated as the common stock of the Company on the date set forth on the first page hereof or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes from par value to no par value, or from no par value to par value or changes in par value. If at any time, as a result of an adjustment made pursuant to Section 4, the securities or other property obtainable upon exercise of this Warrant shall include shares or other securities of another corporation or other property, then thereafter, the number of such other shares or other securities or property so obtainable shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Section 4, and all other provisions of this Warrant with respect to Common Shares shall apply on like terms to any such other shares or other securities or property. Subject to the foregoing, and unless the context requires otherwise, all references herein to Common Shares shall, in the event of an adjustment pursuant to Section 4, be deemed to refer also to any other shares or other securities or property when obtainable as a result of such adjustments.

     6.   The Company covenants and agrees that:

          (a) During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant and at its expense will obtain the listing thereof on all quotation systems or national securities exchanges on which the Common Shares are then listed; and if at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose; the Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant;

          (b) All Common Shares which may be issued upon exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid, non-assessable and free from all taxes, liens and charges with respect to the issuance thereof; and

          (c) All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the transfer of any Warrants.

     7. Until exercised, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company.

     8. No transfer of all or a portion of the Warrant or Underlying Securities shall be made at any time unless the Company shall have been supplied with evidence reasonably satisfactory to it that such transfer is not in violation of the Securities Act of 1933, as amended (the "Act"). Subject to the satisfaction of the aforesaid condition and upon surrender of this Warrant or certificates for any Underlying Securities at the office of the Company, the Company shall deliver a new Warrant or Warrants or new certificate or certificates for Underlying Securities to and in the name of the assignee or assignees named therein. Any such certificate may bear a legend reflecting the restrictions on transfer set forth herein.

     9. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as the Company may reasonably impose, issue a new Warrant of like denomination, tenor and date. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     10. Any Warrant issued pursuant to the provisions hereof as a replacement Warrant, or upon transfer, exchange, division or partial exercise of this Warrant or combination thereof with another Warrant or Warrants, shall set forth each provision set forth in this Warrant as each such provision is set forth herein, and shall be duly executed on behalf of the Company by its chief executive officer.

     11. Upon surrender of this Warrant for transfer or exchange or upon the exercise hereof, this Warrant shall be canceled by the Company, and shall not be reissued by the Company and, except as provided in Section 2 in case of a partial exercise, Section 3 in case of an exchange or in case of mutilation.
Any new Warrant certificate shall be issued promptly but not later than fifteen
(15) days after receipt of the old Warrant certificate.

     12. This Warrant shall inure to the benefit of and be binding upon the Holder hereof, the Company and their respective successors, heirs, executors, legal representatives and assigns.

     13. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two (2) days after delivery to a recognized air carrier, to the party to whom such notice is intended, at the address of such other party as set forth on the first page hereof, or at such other address of which the Company or Holder has been advised by the notice hereunder.

     14. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     15. The validity, interpretation and performance of this Warrant and of the terms and provisions hereof shall be governed by the laws of the State of California applicable to agreements entered into and performed entirely in such state.

     16. This Warrant shall not be assigned by Holder without the express written permission of the Company.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of December 31, 1998.

                                    VITAFORT INTERNATIONAL CORPORATION


                                    By: /s/ Mark Beychok
                                       -------------------------------
                                       Mark Beychok, Chief Executive
                                       Officer duly authorized

                                 PURCHASE FORM


                                 To Be Executed
                            Upon Exercise of Warrant

     The undersigned record holder of the within Warrant hereby irrevocably
elects to exercise the right to purchase          Common Shares evidenced by
                                        ----------
the within Warrant, according to the terms and conditions thereof, and herewith makes payment of the purchase price in full.

     The undersigned requests that certificates for such shares and warrants shall be issued in the name set forth below:


Dated:

NAME OF HOLDER:




                Signature


      Print Name and Title of Signatory

     Name and address to whom certificates are to be issued if different from above

Social Security No. or other identifying number of transferee

     If said number of shares and warrants shall not be all the shares purchasable under the within Warrant, the undersigned requests that a new Warrant for the unexercised portion shall be registered in the name of:

                       (Please Print Name and Address)


Social Security No. or other identifying number

                               FORM OF ASSIGNMENT




     FOR VALUE RECEIVED                 , hereby sells, assigns and transfers to
(Social Security or I.D. No.                      ) the within Warrant, or that
portion of this Warrant purchasable for     common shares together with all
                                       -----
rights, title and interest therein, and does hereby irrevocably constitute and
appoint           attorney to transfer such Warrant on the register
       -----------
of the within named Company, with full power of substitution.



                Name of Holder



                (Signature)



     (Print Name and Title of Signatory)


Dated:

Signature Guaranteed: